Exhibit 10.31

THIRD AMENDMENT TO LOAN AGREEMENT
(Domestic Revolving Line of Credit)

This Third Amendment to Loan Agreement (this “Amendment”) dated as of March 14, 2011 is between Bank of America, N.A. (the “Bank”) and GSE Systems, Inc., a Delaware corporation (“GSE”), and GSE Power Systems, Inc., a Delaware corporation (“Power”), as co-borrowers (GSE and Power are referred to individually and collectively as, the “Borrower”).

BACKGROUND

A.
The Borrower and the Bank entered into that certain Loan Agreement (Domestic Revolving Line of Credit) dated as of March 28, 2008, as amended by that certain First Amendment to Loan Agreement (Domestic Revolving Line of Credit) dated as of May 5, 2009 and that certain Second Amendment to Loan Agreement (Domestic Revolving Line of Credit) dated as of March 29, 2010  (collectively, the “Original Loan Agreement”).

B.
The Borrower has requested that the Bank modify the revolving line of credit established by the Original Loan Agreement and waive certain financial covenants established by the Original Loan Agreement, and the Bank has agreed to do so, upon the terms and conditions set forth in this Amendment.

C.
The purpose of the modification is to, among other things, provide that any future credit accommodations under the revolving line of credit established by the Original Loan Agreement shall be cash collateralized and to delete certain financial covenants established by the Original Loan Agreement.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties hereby amend the Original Loan Agreement on the following terms and conditions:

SECTION 1.                      DEFINITIONS.  All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Original Loan Agreement, unless the context specifically requires otherwise.

SECTION 2.                      AMENDMENTS TO ORIGINAL LOAN AGREEMENT.  The following amendments are hereby made to the Original Loan Agreement:

(A)           Section 7.12 of the Original Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.12           Conditions to Each Extension of Credit under the Domestic Line.

Before each extension of credit under the Domestic Line, including any cash advances and the issuance of any letters of credit, the Borrower shall:

(a)           Immediately Cash Collateralize such credit extension in an amount equal to 105% of the amount of the cash advance or the Letter of Credit Obligations underlying, and any Disbursements to fund drawings under, a letter of credit, as applicable. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Bank, for the benefit of the Bank, cash or deposit account balances pursuant to documentation in form and substance acceptable to the Bank in its sole and absolute discretion.  Cash collateral shall be maintained in a blocked, interest bearing deposit account at the Bank. The Borrower hereby grants to the Bank a security interest in all such deposit accounts and all balances therein and all proceeds thereof.  All interest on such cash collateral shall be paid to the Borrower upon the Borrower’s request, provided that such interest shall be first applied to any outstanding obligations of the Borrower to the Bank.

(b)           If requested by the Bank, deliver to the Bank a Domestic Borrowing Base Certificate which shall be current within five (5) banking days of the date of the request.

(c)           Deliver to the Bank such other documents, instruments and things as may be necessary or desirable in the discretion of the Bank to perfect its security interest in the Collateral and to protect its rights with respect to the Collateral.”

(B)           Section 9.4 of the Original Loan Agreement is hereby deleted in its entirety and replaced with:

“9.4           [Intentionally Omitted].”

(C)           Section 9.5 of the Original Loan Agreement is hereby deleted in its entirety and replaced with:

“9.5           [Intentionally Omitted].”

(D)           Section 9.6 of the Original Loan Agreement is hereby deleted in its entirety and replaced with:

“9.6           [Intentionally Omitted].”

SECTION 3. LIMITED WAIVER OF FINANCIAL COVENANT.  Section 9.6 of the Original Loan Agreement requires the Borrower to maintain on a consolidated basis a Funded Debt to EBITDA Ratio not exceeding 2.50 to 1.00 (for purposes of this Section 3 of this Amendment, the Funded Debt to EBITDA Ratio is referred to as the “Financial Covenant”).  The Borrower was in breach of the Financial Covenant for the reporting period ended December 31, 2010.  The Borrower has requested that the Bank waive the above-referenced breach of the Financial Covenant, and the Bank has agreed to waive such breach of the Financial Covenant for the reporting period ended December 31, 2010.  No waiver of any other provision of the Original Loan Agreement shall be effective unless set forth in a writing and signed by the parties hereto. This limited waiver shall be effective with respect to the Financial Covenant only for the period specified above and shall not constitute a waiver of any other requirement of the Loan Documents.  Except as expressly modified by this Amendment, all terms, conditions, rights and remedies contained in the Original Loan Agreement shall remain in full force and effect.

SECTION 4.  CONDITIONS PRECEDENT.  This Amendment shall become effective upon (a) the execution and delivery of (i) this Amendment by the Borrower and the Bank and (ii) a Ratification of Guaranty of even date herewith, by each of MSHI, Inc. and GSE Process Solutions, Inc. in favor of the Bank; (b) the Bank’s receipt from the Borrower of the reasonable fees and expenses of the Bank's counsel; and (c) all proceedings required to be taken by the Borrower in connection with the transactions contemplated by this Amendment having been taken in form and substance satisfactory to the Bank and its counsel, and the Bank having received all such counterpart originals of this Amendment executed by all parties listed on the signature page(s) and originals, certified or other copies of such other documents as the Bank may reasonably request.

SECTION 5.                      REAFFIRMATION.  Except as modified hereby, all of the terms, covenants and conditions of the Original Loan Agreement, are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.  In addition, all representations and warranties made in the Original Loan Agreement are true and correct in all material respects as of the date hereof and are hereby reaffirmed.  Nothing hereunder is intended, or shall be construed, to be a novation or an accord and satisfaction of any obligation or liability of the Borrower to the Bank.  The Borrower and any Guarantor do not now have, nor had at any prior time, any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities or rights of rescission, setoff, abatement or diminution, with respect to the Original Loan Agreement or any other document executed in connection therewith, or the enforcement of Bank's rights thereunder, and the Borrower and any Guarantor further waive and release any and all such defenses, claims, counterclaims, cross-actions and equities, and rights of rescission, set-off, abatement and diminution with respect thereto.

SECTION 6.                      REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower represents and warrants to, and agrees with the Bank, that this Amendment (and any other document executed by the Borrower in connection with this Amendment) has been duly authorized by all necessary company action on the part of the Borrower, has been duly executed by a duly authorized officer (or officers) of the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof (and thereof).  The Borrower hereby certifies that the representations and warranties contained in the Original Loan Agreement continue to be true and correct and that, except as set forth in Section 3 above, no event of default and no event has occurred that with notice, lapse of time or both would become an event of default.   The Borrower further certifies that the financial statements supplied to the Bank truly and completely disclose the Borrower's financial condition as of the date of the statement, and there has been no material adverse change in the Borrower's financial condition except as disclosed in such financial statements.

SECTION 7.                      BINDING EFFECT.  This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

SECTION 8.                      COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 9.                      AMENDMENT AND WAIVER.  No amendment of this Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

SECTION 10.                    GOVERNING LAW.  This Amendment and the rights and obligations of the Borrower and the Bank shall be governed by and construed according to the laws of the State of Maryland without regard to conflicts of laws principles and the laws of the United States as the same may be applicable.

SECTION 11.                    SEVERABILITY.  Any provision of this Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers on the date first above written, intending to create an instrument executed under seal.

The “Bank”: BANK OF AMERICA, N.A. By: Kevin Mahon Senior Vice President	The “Borrower”: GSE SYSTEMS, INC. By: (Seal) Jeffery G. Hough Chief Financial Officer
GSE POWER SYSTEMS, INC. By: (Seal) Jeffery G. Hough Chief Financial Officer

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information.  The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.